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                                                                     EXHIBIT 11

                    COMPUTATION OF EARNINGS PER COMMON SHARE


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

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                                (Dollars in Thousands Except Per Share Data)
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                              Weighted Average                      Earnings
                              Number of Shares          Net           Per
Years Ended December 31         Outstanding           Income      Common Share
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
1997                             10,727,440          $  28,732    $    2.68
1996                             10,773,591             21,960         2.04
1995                             10,829,606             28,803         2.66
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Computation of weighted average number of common and common equivalent shares:

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

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                                                                          Years Ended December 31
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                                                               1997             1996           1995
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
Common shares outstanding beginning of the period           10,727,712       10,829,461     10,829,706
Weighted average of the common
shares purchased and retired or reissued                         (272)         (55,870)          (100)
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Weighted average number of common shares                    10,727,440       10,773,591     10,829,606
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Earnings per common share, common shares outstanding and weighted average common shares outstanding have been retroactively restated for additional shares issued as a result of a three for two stock split to stockholders of record as of December 18, 1995.